                                   EXHIBIT 24
                                   ----------

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald M. Shaich individually, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their respective substitutes, may do or cause to be done by virtue hereof.

Signature                                         Title                                 Date
---------                                         -----                                 ----
/s/ George E. Kane                          Director                              June 17, 1999
---------------------------------------
George E. Kane


/s/ Henry J. Nasella                        Director                              June 17, 1999
---------------------------------------
Henry J. Nasella


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